Exhibit A

Operating Expense Limits
Effective April 30, 2026

Fund	Class	Operating Expense Limit	Term
Rational Strategic Allocation Fund	Class A Class C Institutional Class T	0.70% 1.45% 0.45% 0.70%	April 30, 2027
Rational Premium Income Fund	Class A Class C Institutional Class T	2.24% 2.99% 1.99% 2.24%	April 30, 2027
Rational Dynamic Brands Fund	Class A Class C Institutional Class T	1.49% 2.24% 1.24% 1.49%	April 30, 2027
Return Stacked® Balanced Allocation & Systematic Macro Fund	Class A Class C Institutional Class T	2.22% 2.97% 1.97% 2.22%	April 30, 2027
Rational/Pier 88 Convertible Securities Fund	Class A Class C Institutional	1.24% 1.99% 0.99%	April 30, 2027
Rational Special Situations Income Fund	Class A Class C Institutional	2.00% 2.75% 1.75%	April 30, 2027
Rational/RGN Dynamic Equity Fund	Class A Class C Institutional	2.24% 2.99% 1.99%	April 30, 2027

Mutual Fund and Variable Insurance Trust

By: /s/ Jennifer Bailey

Print Name: Jennifer Bailey

Title: Secretary

Rational Advisors, Inc.

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi Title: President